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                                                                EXHIBIT 10.16(c)


December 1, 1995
[Full Name]
c/o Rural/Metro Corporation
8401 East Indian School Road
Scottsdale, Arizona  85251


                           CHANGE OF CONTROL AGREEMENT

Dear [Given Name]:

                  In order to allay the concerns of certain executives, our Board of Directors has decided to modify Section 9 of the Change of Control Agreement that Rural/Metro Corporation ("Rural/Metro") previously offered to you. Rather than preparing an amendment to the Change of Control Agreement, Rural/Metro has decided to replace the original Change of Control Agreement in its entirety with this Change of Control Agreement (the "Agreement"). This Agreement is identical to the original Agreement with the exception of the changes made in Sections 3, 9, and 20.

                  Please bear in mind that these benefits are being offered only to a few, selected employees and we accordingly ask that you refrain from discussing this special program with others. Also, please note that the special benefits package described below will only be effective if you sign the extra copy of this Change of Control Agreement (the "Agreement") which is enclosed and return it to me on or before December 31, 1995.

                  In this Agreement, Rural/Metro and its subsidiaries are collectively referred to as the "Company".

                  1.       TERM OF AGREEMENT.

                  This Agreement is effective immediately and will continue in effect as long as you are actively employed by Rural/Metro, unless you and Rural/Metro agree in writing to its termination.

                  2.       SEVERANCE PAYMENT.

                  If your employment with the Company is terminated without "Cause" (as defined in Section 8) within two years following a Change of Control, you will receive the "Severance Payment" described below. The Severance Payment also will be payable if you terminate your employment for "Good Reason" (as defined in Section 7) within two years following a Change of Control.

                  The "Severance Payment" is a lump sum payment equal to the sum of: (a) 150% of your annualized base salary as of the day on which the Change of Control occurs; plus (b) 150% of an amount equal to the incentive compensation paid or payable to you pursuant to our Management Incentive Program on account of performance during the calendar year immediately preceding the calendar year in which the Change of Control occurs plus any other bonuses or incentive compensation paid or payable to you for such year; less (c) the full amount of any payments to which you may be entitled due to your termination pursuant to the terms of your "Employment Agreement" (as defined in Section 20), any applicable law, or otherwise.

                  The Severance Payment will be paid in one lump sum within five days following your termination of employment.

                  The Severance Payment will not be payable if your employment is terminated for Cause, if you terminate your employment without Good Reason, or if your employment is terminated by reason of your "Disability" (as defined in Section 10(d)) or your death. In addition, the Severance Payment will not be payable if your employment is terminated by you or the Company for any or no reason before a Change of Control occurs or more than two years after a Change of Control has occurred.
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[Full Name]
December 1, 1995
Page 2



                  In order to receive the Severance Payment, you must execute any release reasonably requested by Rural/Metro of claims that you may have pursuant to this Agreement (but not any other claims).

                  The Severance Payment will be payable without regard to whether you look for or obtain alternative employment following your termination of employment with the Company.

                  3.       ACCELERATION OF OR PAYMENT FOR OPTIONS.

                  Except as otherwise noted below, if an agreement is entered into that will result in a Change of Control, before the Change of Control occurs the "Senior Committee" will accelerate the exercisability of any options you hold to acquire Company stock pursuant to the Rural/Metro Corporation 1992 Stock Option Plan (the "1992 Plan") that, pursuant to their terms, are not yet exercisable (the "Existing Options"). For this purpose, the "Senior Committee" is the "Senior Committee" established pursuant to the 1992 Plan.

                  The Senior Committee will not be obligated to accelerate the exercisability of Existing Options (although it may if it so chooses) if any party to the agreement expressly indicates, in a writing addressed to the Senior Committee, that it intends to use pooling of interest accounting for all or any part of the transaction and the Senior Committee, based on the advice of its advisors, concludes (a) that pooling of interests accounting is available to such party for all or any portion of the transaction, and (b) that the availability of pooling of interests accounting will be jeopardized if the Senior Committee accelerates the exercisability of the Existing Options.

                  If you are employed by the Company on the day on which a Change of Control occurs and at that time you hold any Existing Options that are not accelerated pursuant to the preceding paragraphs, you may be entitled to receive a special "Option Payment".

                  The Option Payment will only be payable if all of the following conditions are met: (a) you are employed by the Company on the day on which the Change of Control occurs; (b) the exercisability of the Existing Options is not accelerated by action of the Senior Committee or otherwise on a basis that allows you to exercise your options prior to the Change of Control;
(c) the Existing Options are not replaced by other options on the stock of the acquirer (the "Replacement Options"), which the Senior Committee, as constituted immediately prior to the Change of Control, in its discretion, determines to be comparable; and (d) Rural/Metro does not continue as a publicly held corporation required to be registered pursuant to the provisions of the Securities Exchange Act of 1934 following the Change of Control, or if Rural/Metro does continue as a registered publicly held corporation, the Senior Committee, as constituted immediately prior to the Change of Control, determines, in its discretion, that Rural/Metro has undergone a fundamental change such that the value of the Existing Options after the Change of Control is less than 75% of the value of the Existing Options prior to the Change of Control.

                  While the Senior Committee has the discretion to determine whether Replacement Options are "comparable" to Existing Options for purposes of clause (c) of the preceding paragraph, it may not consider Replacement Options to be comparable to Existing Options unless, at a minimum, the Replacement Options are exercisable as rapidly as the Existing Options and the Replacement Options are structured to preserve the aggregate positive spread between the aggregate exercise price for the Existing Options and the aggregate "Deal Value" of the Rural/Metro stock subject to the Existing Options.

                  For purposes of this Section, the "Deal Value" of the Rural/Metro stock is the value placed on the Rural/Metro stock by the parties for purposes of the transaction that results in the Change of Control. If no single transaction results in the Change of Control, or if the parties to such transaction do not expressly agree to a value to be
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[Full Name]
December 1, 1995
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assigned to the Rural/Metro stock for purposes of such transaction, the Deal
Value of the Rural/Metro stock shall be the value that the Senior Committee determines to be the inherent value of the Rural/Metro stock as of the date on which the Change of Control occurs.

                  For purposes of clause (d) of the third paragraph of this Section, the Senior Committee may use any option pricing model it chooses to compare the value of the Existing Options before and after the Change of Control.

                  The Option Payment for each share of stock subject to an Existing Option will be an amount equal to the Deal Value of the Rural/Metro stock less the option price for such share as designated in the relevant option agreement.

                  The Option Payment for all shares subject to an Existing Option shall be paid in one lump sum within 30 days following the occurrence of the last event that entitles you to receive the Option Payment. Any option for which an Option Payment is made will be automatically cancelled upon payment of the Option Payment.

                  The Option Payment will only be made for "Existing Options". As a result, no Option Payment will be made with respect to an option that is exercisable prior to the day on which the Change of Control occurs, since the term "Existing Option" does not include exercisable options.

                  Any determinations made in good faith by the Senior Committee for purposes of this Agreement shall be final and binding on all parties.

                  4.       BENEFITS CONTINUATION.

                  If your employment is terminated by the Company without Cause, or if you terminate your employment for Good Reason, within two years following a Change of Control, you will continue to receive life, disability, accident and group health insurance benefits substantially similar to those which you were receiving immediately prior to your termination of employment for a period of eighteen (18) months following your termination of employment. Such benefits shall be provided on substantially the same terms and conditions as they were provided prior to the Change of Control.

                  The Company does not intend to provide duplicative benefits. As a result, benefits otherwise receivable pursuant to this Section shall be reduced or eliminated if and to the extent that you receive such benefits pursuant to your Employment Agreement.

                  Benefits otherwise receivable pursuant to this Section also shall be reduced or eliminated if and to the extent that you receive comparable benefits from any other source (for example, another employer).

                  5.       INCENTIVE COMPENSATION.

                  If you are employed by the Company on the day on which a Change of Control occurs, the incentive compensation to which you will be entitled under the Management Incentive Program for the calendar year in which the Change of Control occurs will equal at least the "Minimum Incentive Compensation Amount". The "Minimum Incentive Compensation Amount" will equal the incentive compensation to which you would have been entitled if the year were to end on the day on which the Change of Control occurs, based upon performance up to that date. In measuring financial performance, financial results through the date of the Change of Control will be annualized.
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[Full Name]
December 1, 1995
Page 4

                  6.       CHANGE OF CONTROL DEFINED.

                  For purposes of this Agreement, the term Change of Control shall mean and include any one or more of the following transactions or situations:

                           (a)      A sale, transfer, or other disposition by
Rural/Metro through a single transaction or a series of transactions of securities of Rural/Metro representing 30% or more of the combined voting power of Rural/Metro's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this Section, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act")). For purposes of this Section, the term "Unrelated Person" shall mean and include any Person other than: Rural/Metro, a wholly-owned subsidiary of Rural/Metro, or an employee benefit plan of Rural/Metro.

                           (b)      A sale, transfer, or other disposition
through a single transaction or a series of transactions of all or substantially all of the assets of Rural/Metro to an Unrelated Person or Unrelated Persons acting in concert with one another.

                           (c)      A change in the ownership of Rural/Metro
through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner", directly or indirectly, of securities of Rural/Metro representing at least 30% of the combined voting power of Rural/Metro's then outstanding securities. For purposes of this Section, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Act, provided that any pledgee of voting securities shall not be deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

                           (d)      Any consolidation or merger of Rural/Metro
with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of Rural/Metro immediately prior to the consolidation or merger are the Beneficial Owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation's then outstanding securities.

                           (e)      During any period of two (2) years,
individuals who, at the beginning of such period, constituted the Board of Directors of Rural/Metro cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of such period.

                           (f)      A change in control of Rural/Metro of a
nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether Rural/Metro is subject to such reporting requirement.

                  Notwithstanding any provision herein to the contrary, the filing of a proceeding for the reorganization of Rural/Metro under Chapter 11 of the Federal Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purpose of this Agreement.
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[Full Name]
December 1, 1995
Page 5



                  7.       GOOD REASON DEFINED.

                  For purposes of this Agreement, "Good Reason" shall mean any one or more of the following:

                           (a)      The assignment to you of any duties which
are inconsistent with, or the reduction of powers or functions associated with, your positions, duties, responsibilities and status with Rural/Metro, or a change in your reporting responsibilities, or in the conditions of your employment; provided that a single reduction by Rural/Metro of less than 10% (or aggregate reductions totalling less than 10%) in your base salary as in effect on the date hereof or as the same may be increased as provided in your Employment Agreement is permissible and shall not constitute "Good Reason".

                           (b)      The failure of Rural/Metro to cause any
successor to expressly assume and agree to perform this Agreement pursuant to
Section 11 hereof.

                           (c)      Any purported termination by Rural/Metro of
your employment that is not effected by a Notice of Termination pursuant to Subsection 10 below and/or for grounds not constituting Cause.

                           (d)      Rural/Metro relieving you of your duties.

                           (e)      Rural/Metro requiring you to relocate,
without your express written consent to an employment location which is more than 50 miles from your employment location on the date of the Change of Control.

                  8.       CAUSE DEFINED.

                  For purposes of this Agreement, the term "Cause" shall be given the meaning ascribed to such term in your Employment Agreement, as it may be amended from time to time. If no written Employment Agreement is in effect at the time of your termination of employment, "Cause" shall be given the meaning ascribed to it in the last written Employment Agreement that was in effect between you and the Company that included a definition of "Cause".

                  9.       CEILING ON BENEFITS.

                  The Internal Revenue Code (the "Code") places significant tax burdens on you and the Company if the total payments made to you due to a Change of Control exceed prescribed limits. For example, if your limit is $300,000 and the total payments exceed the limit by even $1.00, you are subject to an excise tax under Section 4999 of the Code of 20% of all amounts paid to you in excess of $100,000. If your limit is $300,000, you will not be subject to an excise tax if you receive exactly $300,000. If you receive $301,000, you will be subject to an excise tax of $40,000 (20% of $201,000).

                  In order to avoid this excise tax and the related adverse tax consequences for the Company, by signing this Agreement, you will be agreeing that the present value of your "Total Payments" (as defined below) will not exceed an amount equal to two and ninety-nine hundredths (2.99) times your "Base Period Income" (as defined below). This is the maximum amount which you may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G of the Code.

                  "Base Period Income" is an amount equal to your "annualized includable compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder. Generally, your "annualized includable compensation" is the average of your annual taxable income from the Company for the "base
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[Full Name]
December 1, 1995
Page 6



period", which is the five calendar years prior to the year in which the Change of Control occurs. These concepts are complicated and technical and all of the rules set forth in the applicable regulations apply for purposes of this Agreement.

                  Your "Total Payments" include the sum of the Severance Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder), including the Option Payment, to or for your benefit, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

                  If Rural/Metro believes that these rules will result in a reduction of the payments to which you are entitled under this Agreement, it will so notify you within 60 days following delivery of the "Notice of Termination" described in Section 10. You and Rural/Metro will then, at Rural/Metro's expense, retain legal counsel, certified public accountants, and/or a firm of recognized executive compensation consultants to provide an opinion or opinions concerning whether your Total Payments exceed the limit discussed above.

                  Rural/Metro will select the legal counsel, certified public accountants and executive compensation consultants. If you do not accept one or more of the parties selected by Rural/Metro, you may provide Rural/Metro with the names of legal counsel, certified public accountants and/or executive compensation consultants acceptable to you. If Rural/Metro does not accept the party or parties selected by you, the legal counsel, certified public accountants and/or executive compensation consultants selected by you and Rural/Metro, respectively, will select the legal counsel, certified public accountants and/or executive compensation consultants to provide the opinions required.

                  At a minimum, the opinions required by this Section must set forth (a) the amount of your Base Period Income, (b) the present value of the Total Payments and (c) the amount and present value of any excess parachute payments.

                  If the opinions state that there would be an excess parachute payment, your payments under this Agreement will be reduced to the extent necessary to eliminate the excess. You will be allowed to choose the payment (i.e., the Severance Payment or the Option Payment) that should be reduced or eliminated, but the payment you choose to reduce or eliminate must be a payment determined by such counsel to be includable in Total Payments. You will make your decision in writing and deliver it to Rural/Metro within 30 days of your receipt of such opinions. If you fail to so notify Rural/Metro, it will decide which payments to reduce or eliminate.

                  For purposes of determining whether your "Total Payments" exceed the limitation mentioned above, Rural/Metro and all legal counsel, certified public accountants, and executive compensation consultants will be bound to make certain assumptions.

                  The first assumption that must be made is that, except as otherwise noted below, none of the amounts or benefits payable to you pursuant to the severance provisions of your Employment Agreement are contingent on a Change of Control. The only exception to this rule is that any increases in such amounts due to an amendment to your Employment Agreement that occurs within one
(1) year of the Change of Control may be treated as contingent on the Change of Control.

                  The second assumption that must be made is that the vesting of your stock grants under your Conditional Stock Grant and Repurchase Agreement is not in any way contingent on a Change of Control.

                  If the legal counsel or certified public accountants selected to provide the opinions referred to above so requests in connection with the opinion required by this Section, a firm of recognized executive compensation
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[Full Name]
December 1, 1995
Page 7



consultants, selected by you and Rural/Metro pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel or certified public accountants may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered before or after the Change of Control.

                  If Rural/Metro believes that your Total Payments will exceed the limitations of this Section, it will nonetheless make payments to you, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitations. The balance, if any, will then be paid after the opinions called for above have been received.

                  If the Internal Revenue Service concludes in a final determination that the amounts paid to you exceed the limitations of this Section, as a general rule, the excess will be treated as a loan to you by Rural/Metro and shall be repayable on the 90th day following demand by Rural/Metro, together with interest at the "applicable federal rate" provided in
Section 1274(d) of the Code. All or a portion of the excess will not be treated as a loan and you will not be required to return or repay it if both of the following conditions are met:

                           (a)      The excess is equal to or greater than
$100,000; and

                           (b)      All or a portion of the excess is
attributable to a determination by the IRS that amounts or benefits payable to you pursuant to the severance provisions of your Employment Agreement, or the value of all or a portion of the stock grant to which you are entitled pursuant to your Conditional Stock Grant and Repurchase Agreement, must be treated as being contingent on a Change of Control. If both of the conditions set forth in the preceding sentence are satisfied, you may retain the portion of the excess that is described in clause (b) of the preceding sentence. The balance of the excess will be treated as a loan and will be repayable as described above.

                  If you are not required to return all or a portion of an excess payment pursuant to the preceding paragraph, Rural/Metro also will make a special cash payment to you equal to twenty percent (20%) of the amount by which your Total Payments exceed your Base Period Income, as determined prior to the making of the cash payment.

                  In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

                  10.      TERMINATION NOTICE AND PROCEDURE.

                  Any termination by the Company or you of your employment shall be communicated by written Notice of Termination to you if such Notice of Termination is delivered by the Company and to the Company if such Notice of Termination is delivered by you, all in accordance with the following procedures:

                           (a)      The Notice of Termination shall indicate the
specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

                           (b)      Any Notice of Termination by the Company
shall be in writing signed by the Chairman of the Board of Rural/Metro, specifying in detail the basis for such termination.

                           (c)      If the Company shall furnish a Notice of
Termination for Cause and you in good faith notify the Company that a dispute exists concerning such termination within the 15 day period following your receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that (i)
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[Full Name]
December 1, 1995
Page 8



Cause did exist, your "Termination Date" shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the alternative dispute resolution provisions of
Section 17 or (B) the date of your death, or (ii) Cause did not exist, your employment shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice.

                           (d)      If the Company shall furnish a Notice of
Termination by reason of Disability and you in good faith notify the Company that a dispute exists concerning such termination within the 15-day period following your receipt of such notice, you may elect to continue your employment during such dispute. The dispute relating to the existence of a Disability shall be resolved by the opinion of the licensed physician selected by Rural/Metro; provided, however, that if you do not accept the opinion of the licensed physician selected by Rural/Metro, the dispute shall be resolved by the opinion of a licensed physician who shall be selected by you; provided further, however, that if Rural/Metro does not accept the opinion of the licensed physician selected by you, the dispute shall be finally resolved by the opinion of a licensed physician selected by the licensed physicians selected by Rural/Metro and you, respectively. If it is thereafter determined that (i) a Disability did exist, your Termination Date shall be the earlier of (A) the date on which the dispute is resolved or (B) the date of your death, or (ii) a Disability did not exist, your employment shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice. For purposes of this Agreement, "Disability" shall be given the meaning ascribed to such term in your Employment Agreement at the time the Disability determination is being made. If there is no Employment Agreement that defines "Disability", "Disability" shall mean your inability to perform your customary duties for the Company due to a physical or mental condition that is considered to be of long-lasting or indefinite duration.

                           (e)      If you in good faith furnish a Notice of
Termination for Good Reason and the Company notifies you that a dispute exists concerning the termination within the 15 day period following the Company's receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, your Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the alternative dispute resolution provisions of Section 17, (B) the date of your death or (C) one day prior to the second anniversary of a Change of Control, and your payments hereunder shall reflect events occurring after you delivered Notice of Termination; or (ii) Good Reason did not exist, your employment shall continue after such determination as if you had not delivered the Notice of Termination asserting Good Reason.

                           (f)      If you do not elect to continue employment
pending resolution of a dispute regarding a Notice of Termination, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by you, you shall be deemed to have voluntarily terminated your employment other than for Good Reason and if delivered by the Company, the Company will be deemed to have terminated you other than by reason of Disability or Cause.

                           (g)      For purposes of this Agreement, a transfer
from Rural/Metro to one of its subsidiaries or a transfer from a subsidiary to Rural/Metro or another subsidiary shall not be treated as a termination of employment.

                  11.      SUCCESSORS.

                  Rural/Metro will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Rural/Metro or any of its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Rural/Metro or any subsidiary would be required to perform it if no such succession had taken place. Failure of Rural/Metro to obtain such
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[Full Name]
December 1, 1995
Page 9



assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Rural/Metro" shall mean Rural/Metro as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  12.      BINDING AGREEMENT.

                  This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

                  13.      NOTICE.

                  For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Rural/Metro shall be directed to the attention of the Chairman of the Board of Rural/Metro with a copy to the Secretary of Rural/Metro, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  14.      MISCELLANEOUS.

                  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the Chairman of the Board of Rural/Metro. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. All references to sections of the Securities Exchange Act of 1934 or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company that arise prior to the expiration of this Agreement shall survive the expiration of the term of this Agreement.

                  15.      VALIDITY.

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
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[Full Name]
December 1, 1995
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                  16.      COUNTERPARTS.

                  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  17.      ALTERNATIVE DISPUTE RESOLUTION.

                  All claims, disputes and other matters in question between the parties arising under this Agreement shall, unless otherwise provided herein (such as in Sections 9 and 10(d)), be resolved in accordance with the arbitration or alternative dispute resolution provisions included in your Employment Agreement. If no written Employment Agreement is in effect at the time of your termination of employment, or, if the Employment Agreement in effect at the time of your termination of employment does not include arbitration or alternative dispute resolution provisions, all claims, disputes and other matters in question between the parties arising under this Agreement shall be decided by arbitration in Phoenix, Arizona, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

                  18.      EXPENSES AND INTEREST.

                  If a good faith dispute shall arise with respect to the enforcement of your rights under this Agreement or if any arbitration or legal proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, and you are the prevailing party, you shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and prejudgment interest on any money judgment obtained by you calculated at the rate of interest announced by Bank One, Arizona, NA from time to time as its prime rate from the date that payments to you should have been made under this Agreement. It is expressly provided that the Company shall in no event recover from you any attorneys' fees, costs, disbursements or interest as a result of any dispute or legal proceeding involving the Company and you.

                  19.      PAYMENT OBLIGATIONS ABSOLUTE.

         Rural/Metro's obligation to pay you the compensation and to make the arrangements in accordance with the provisions herein shall be absolute and unconditional and shall not be affected by any circumstances; provided, however, that Rural/Metro may apply amounts payable under this Agreement to any debts owed to the Rural/Metro by you on your Termination Date. All amounts payable by Rural/Metro in accordance with this Agreement shall be paid without notice or demand. If Rural/Metro has paid you more than the amount to which you are entitled under this Agreement, Rural/Metro shall have the right to recover all or any part of such overpayment from you or from whomsoever has received such amount.

                  20.      EFFECT ON EMPLOYMENT AGREEMENT.

                  This Agreement supplements, and does not replace, your Employment Agreement, as it may be amended or replaced from time to time (the "Employment Agreement"). You will be entitled to receive all amounts due to you pursuant to your Employment Agreement, but some payments under your Employment Agreement may reduce your Severance Payments as provided in Section 2 and benefits due pursuant to your Employment Agreement may reduce

[Full Name]
December 1, 1995
Page 11



the benefits due pursuant to Section 4. In addition, the IRS may consider payments under your Employment Agreement as part of your Total Payment, which could result in a reduction in payments as provided in Section 9. If there is any conflict between the provisions of this Agreement and your Employment Agreement, the provisions of this Agreement shall control.

                  21.      ENTIRE AGREEMENT.

                  This Agreement and your Employment Agreement set forth the entire agreement between you and the Company concerning the subject matter discussed in this Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether written or oral, by any officer, employee or representative of the Company. Any prior agreements or understandings with respect to the subject matter set forth in this Agreement are hereby terminated and cancelled.

                  22.      DEFERRAL OF PAYMENTS.

                  To the extent that any payment under this Agreement, when combined with all other payments received during the year that are subject to the limitations on deductibility under Section 162(m) of the Code, exceeds the limitations on deductibility under Section 162(m) of the Code, such payment shall, in the discretion of Rural/Metro, be deferred to the next succeeding calendar year. Such deferred amounts shall be paid no later than the 60th day after the end of such next succeeding calendar year, provided that such payment, when combined with any other payments subject to the Section 162(m) limitations received during the year, does not exceed the limitations on deductibility under
Section 162(m) of the Code.

                  23.      PARTIES.

                  This Agreement is an agreement between you and Rural/Metro. In certain cases, though, obligations imposed upon Rural/Metro may be satisfied by a Rural/Metro subsidiary. Any payment made or action taken by a Rural/Metro subsidiary shall be considered to be a payment made or action taken by Rural/Metro for purposes of determining whether Rural/Metro has satisfied its obligations under this Agreement.

                  If you would like to participate in this special benefits program, please sign and return the extra copy of this letter which is enclosed.

                                       Sincerely,

                                       ------------------------------
                                       Warren Rustand
                                       Chairman of the Board
                                       Rural/Metro Corporation


Enclosure


                                   ACCEPTANCE

                  I hereby accept the offer to participate in this special benefit program and I agree to be bound by all of the provisions noted above.


                                       -------------------------------